EXHIBIT 99.1

NEWS RELEASE

Contact:	Mike Geller	Trevor Gibbons	Stacy Feit
	Edelman	Edelman	Financial Relations Board
	(212) 729-2163	(212) 704-8166	(213) 486-6549

ASHFORD HOSPITALITY PRIME URGES STOCKHOLDERS TO TAKE NO ACTION IN RESPONSE TO SESSA CAPITAL’S PROXY MATERIALS

Ashford Hospitality Prime Board Currently Conducting Review of Strategic Alternatives
to Maximize Value for All Stockholders
Company believes Sessa’s proxy is based on false claims and material misrepresentations, is subject to ongoing litigation, & Recommends that Stockholders
NOT vote on the WHITE proxy card from Sessa Capital and wait for the Company’s proxy materials and proxy card

DALLAS, March 9, 2016 -- Ashford Hospitality Prime, Inc., (NYSE: AHP) (“Ashford Prime” or the “Company”) a real estate investment trust (REIT), focused on investing in luxury hotels located in resort and gateway markets, today issued an open letter urging stockholders not to take  any action in response to Sessa Capital’s solicitation of proxies for the 2016 Annual Meeting of Stockholders. The letter sent to all stockholders is as follows:
March 9, 2016

Dear Ashford Hospitality Prime Stockholder:

By now you may have received proxy materials from Sessa Capital (“Sessa”) seeking your vote for the election of five of Sessa’s hand-picked representatives to Ashford Prime’s Board of Directors at the Company’s 2016 Annual Meeting of Stockholders.  Sessa’s actions are subject to ongoing litigation as the Company believes that their proxy is based on false claims as well as material misrepresentations.

The Ashford Prime Board of Directors strongly urges you NOT to vote on the WHITE proxy card sent to you by Sessa, and to wait for the Company’s proxy materials which we will be sending to you once the annual shareholder’s meeting has been scheduled.  The course of action Sessa is proposing would result in a contractual obligation for the Company to render a significant termination payment to our advisor, which we estimate to be hundreds of millions of dollars relative to our current fully diluted market capitalization of approximately $340 million as of the market close on March 8, 2016, thus representing material erosion to shareholder value.

Please discard any proxy materials you receive from Sessa.  We urge you NOT to vote any proxy card sent to you by Sessa and to wait for the Company’s proxy materials so that you can make a fully informed decision.

YOUR BOARD IS COMMITTED TO MAXIMIZING VALUE
FOR ALL SHAREHOLDERS

Ashford Prime and the Company’s Board are firmly committed to maximizing stockholder value, thoughtfully and rigorously exploring all options and efficiently executing the outcome that is in your best interests.  With the support of independent legal and financial advisors, the Company is currently conducting a thorough review of strategic alternatives, potentially including a sale of the Company.  Sessa’s allegations that Ashford Prime is “stalling” and not making progress with respect to this review are factually incorrect and baseless.

We believe that Sessa is attempting to seize control of the Ashford Prime Board in order to force a quick sale of the Company.  In addition, Sessa is pursuing a distracting and potentially extremely expensive proxy fight and litigation strategy that the Company believes is based on false claims, material misrepresentations and omissions intended to mislead our stockholders.
The Company has filed a lawsuit in the United States District Court for the Northern District of Texas against Sessa and its proposed director nominees seeking an injunction to prevent Sessa from proceeding with its proxy contest to seize control of the Ashford Prime Board.  Ashford Prime brought this lawsuit in order to protect its stockholders from having to vote on Sessa’s slate with incomplete and materially misleading information about who Sessa’s nominees are and what they plan to do should they obtain control of Ashford Prime’s Board.
Our Board, comprised of seven highly-qualified and engaged directors, including five independent directors, has been and remains fully committed to ensuring that the Company pursues the path that will maximize value for all stockholders.
Take No Action
Ashford Prime has retained Cadwalader Wickersham & Taft LLP as legal counsel.  Moelis & Company is acting as financial advisor to Ashford Prime in connection with Sessa’s proxy contest and Deutsche Bank Securities Inc. is acting as independent financial advisor in connection with the Company’s strategic review process.  The Ashford Prime Board unanimously, and without reservation, recommends that stockholders take no action in response to Sessa’s proxy materials.

Soon you will be receiving the Company’s proxy materials and proxy card.  We urge you NOT to vote any proxy card sent to you by Sessa and to wait for the Company’s proxy materials so that you can make a fully informed decision.

Sincerely,
Monty J. Bennett
Chairman & CEO
I M P O R T A N T

If your shares are held in Street Name only your bank or broker can vote your shares, and only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct them NOT to vote at this time.

If you have any questions or need further assistance, please call our proxy solicitor: MacKenzie Partners, Inc., toll-free at 800-322-2885 or collect at 212-929-5500 or by email: proxy@mackenziepartners.com.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Important Information
Ashford Hospitality Prime, Inc. (“Ashford Prime”) plans to file with the SEC and furnish to its stockholders a Proxy Statement in connection with its 2016 Annual Meeting, and advises its stockholders to read the Proxy Statement relating to the 2016 Annual Meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that Ashford Prime files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

Certain Information Concerning Participants
Ashford Prime, its directors and named executive officers may be deemed to be participants in the solicitation of Ashford Prime’s stockholders in connection with its 2016 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Ashford Prime’s proxy statement dated April 17, 2015, which is filed with the SEC. To the extent holdings of Ashford Prime’s securities have changed since the amounts printed in the proxy statement, dated April 17, 2015, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

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